Exhibit 1.1

Willis North America Inc.

$250,000,000 5.125% Senior Notes due 2010
$350,000,000 5.625% Senior Notes due 2015

Underwriting Agreement

New York, New York

June 28, 2005

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

and

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Willis North America Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $250,000,000 aggregate principal amount of its Senior Notes due 2010 (the “2010 Notes”) and $350,000,000 aggregate principal amount of its Senior Notes due 2015 (the “2015 Notes” and, together with the 2010 Notes, the “Securities”) to be guaranteed (the “Guarantees”) on an unsecured unsubordinated basis by Willis Group Holdings Limited, a Bermuda company and the parent company of the Issuer (the “Parent”), and TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited (each a company organized under the laws of England and Wales, a “Holdco Guarantor” and, together with the Parent, the “Guarantors”). The Securities will be issued under an indenture dated as of July 1, 2005 (the “Indenture”), among the Issuer, the Guarantors and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Except as otherwise specified or as the context otherwise implies, where reference is made herein to information contained, described, disclosed, included or set forth in, or omitted from, the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, such reference shall be deemed to include the information contained in the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

1.     Representations and Warranties.   Each of the Issuer, the Parent and the Holdco Guarantors jointly and severally represents and warrants to, and agrees with, each Underwriter that:

(i)   Each of the Issuer, the Parent and the Holdco Guarantors meet the requirements for use of Form S-3 under the Act and together they have prepared and filed with the Commission a registration statement (File No. 333-104439) on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. The Issuer may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Parent will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Parent has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(ii)   On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Incorporated Documents, when they were filed, complied in all material respects with the applicable requirements of the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer, the Parent and the Holdco Guarantors make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Parent by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information is that described as such in Section 8(b).

(iii)   Each of the Issuer, the Parent and the Holdco Guarantors, and each of their respective subsidiaries (other than Sovereign Marine & General Insurance Company Limited and its subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is organized with requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Parent and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(iv)   All the outstanding common equity interests in each of the Issuer, the Guarantors, each of their respective subsidiaries and each of the Parent’s other subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth on Schedule II, all outstanding common equity interests in each such subsidiary are owned by the Issuer, the Guarantors or the Parent, as applicable, either directly or indirectly and, except as set forth in the Final Prospectus, are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(v)   The Indenture has been duly authorized, executed and delivered by each of the Issuer, the Parent and the Holdco Guarantors, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Issuer, the Parent and the Holdco Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the 2010 Notes and the 2015 Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer, the Parent and the Holdco Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Guarantee of each Guarantor has been duly authorized and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(vi)   The 2010 Notes and the 2015 Notes conform in all material respects to the respective descriptions thereof contained in the Final Prospectus.

(vii)   The descriptions in the Final Prospectus (exclusive of any supplement thereto) of statutes, and other laws, rules and regulations, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information that is required to be described therein under the Act; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(viii)   This Agreement has been duly authorized, executed and delivered by the Issuer, the Parent and the Holdco Guarantors.

(ix)   Each of the Issuer, the Parent and the Holdco Guarantors is not and, after giving effect to the offering and sale of the Securities as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x)   No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) such as have been obtained under the Act; and (2) such as may be required under the state securities laws (“Blue Sky laws”) of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(xi)   None of the execution and delivery of this Agreement, the sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of its subsidiaries pursuant to (i) the Memorandum of Association or Bye-laws of the Parent or the charter or by-laws (or similar organizational documents) of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, partnership agreement, joint venture agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or is bound or to which its or their properties or assets are subject (collectively, “Contracts”) or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Parent or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Parent or any of its subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii)   The consolidated historical financial statements of the Parent and its consolidated subsidiaries, and the related notes thereto, included in the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Parent and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions “Prospectus Supplement Summary—Summary Consolidated Financial Data” in the Final Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein. The selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Parent’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Annual Report”) fairly present in all material respects, on the basis stated in the Annual Report, the information included therein.

(xiii)   Except as disclosed in the Final Prospectus (exclusive of any supplement thereto), there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or to the knowledge of the Parent or any of its subsidiaries threatened or contemplated, to which the Parent or any of its subsidiaries is or may be a party or to which the business, property or assets of the Parent or any of its subsidiaries is or may be subject, (ii) to the knowledge of the Parent or any of its subsidiaries, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a court of competent jurisdiction to which the Parent or any of its subsidiaries is or may be subject, that has been issued and is outstanding that, in the case of clauses (i), (ii) or (iii) above (x) would reasonably be expected to have a Material Adverse Effect or (y) seeks to restrain, enjoin, interfere with, or would reasonably be expected to adversely affect in any material respect, the performance of this Agreement or any of the transactions contemplated by this Agreement; and the Parent and its subsidiaries have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Final Prospectus.

(xiv)   None of the Issuer, the Parent and the Holdco Guarantors is (i) in violation of its charter or by-laws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Issuer, the Parent and the Holdco Guarantors or any of their properties or assets or (iii) in breach or default in the performance of any Contract, except, in the case of clauses (i), (ii) and (iii) for any such violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv)   Deloitte & Touche LLP, who have certified certain financial statements of the Parent and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements included in the Final Prospectus, are independent public accountants with respect to the Parent within the meaning of the Act and the applicable rules and regulations thereunder.

(xvi)   No stamp duty, stock exchange tax, value-added tax, withholding or any other similar duty or tax is payable in the United States, the United Kingdom, Bermuda or any other jurisdiction in which the Parent or any of its subsidiaries is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of this Agreement by the Issuer, the Parent and the Holdco Guarantors or the sale or delivery of the Securities to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement and the Final Prospectus.

(xvii)   Each of the Parent and its subsidiaries has filed all necessary federal, state and foreign (including, without limitation, United Kingdom and Bermuda) income and franchise tax returns required to be filed to the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all material taxes shown as due thereon; and other than tax deficiencies which the Parent or any such subsidiary is contesting in good faith and for which the Parent or any such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Parent or any such subsidiary that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xviii)   Each of the Parent and its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, to all property and assets described in the Final Prospectus as being owned by it and good title to all leasehold estates in the real property described in the Final Prospectus as being leased by it except for (i) liens for taxes not yet due and payable, (ii) liens and encumbrances that are contemplated by the Senior Credit Facility, (iii) liens, claims, encumbrances and restrictions that do not materially interfere with the use made and proposed to be made of such properties (including, without limitation, purchase money mortgages), and (iv) to the extent the failure to have such title or the existence of such liens, claims, encumbrances and restrictions would not reasonably be expected to have a Material Adverse Effect.

(xix)   Neither the Parent nor any of its subsidiaries is involved in any labor dispute nor, to the best of the knowledge of the Parent and its subsidiaries, is any labor dispute threatened which, if such dispute were to occur, would reasonably be expected to have a Material Adverse Effect.

(xx)   The Parent and each of its subsidiaries maintain insurance insuring against such losses and risks as the Parent reasonably believes is adequate to protect the Parent and each of its subsidiaries and their respective businesses, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the Parent and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Parent or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would reasonably be expected to have a Material Adverse Effect; none of the Parent or any of its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Parent or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as set forth in the Final Prospectus (exclusive of any supplement thereto).

(xxi)   Under the current laws and regulations of Bermuda, all payments made on the Securities may be paid by the Parent to the holder thereof in United States dollars that may be freely transferred out of Bermuda and all such payments made to holders thereof who are non-residents of Bermuda will not be subject to income, withholding or other taxes under the laws or regulations of Bermuda and will otherwise be free of any other tax, duty, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorization in Bermuda.

(xxii)   Under the current laws and regulations of England and Wales, all payments made on the Securities may be paid by any Holdco Guarantor to the holder thereof in United States dollars that may be freely transferred out of England and Wales and all such payments made to holders thereof who are non-residents of England and Wales will not be subject to income, withholding or other taxes under the laws or regulations of England and Wales and will otherwise be free of any other tax, duty, withholding or deduction in England and Wales and without the necessity of obtaining any governmental authorization in England and Wales.

(xxiii)   Each of the Parent and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all appropriate federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on the business of the Parent and its subsidiaries as now conducted as set forth in the Final Prospectus, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (“Permits”); each of the Parent and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and, to the best knowledge of the Parent, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where the failure to fulfill or perform such obligations or such impairment, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Parent or its subsidiaries has not received any notice of any proceeding relating to revocation or modification of any such Permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiv)   The Parent and each of its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) the Parent’s financial records, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Parent; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Parent are being made only in accordance with authorizations of management and directors of the Parent; and (iii) unauthorized acquisition, use or disposition of the Parent’s assets that could have a material effect on the Parent’s financial statements are detected in a timely manner. The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Parent’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(xxv)   The Issuer, the Parent and the Holdco Guarantors have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(xxvi)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Parent and its subsidiaries, the Parent and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials (“Environmental Laws”). The term “Hazardous Material” means (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of the Parent or its subsidiaries has received any written notice and there is no pending or, to the best knowledge of the Parent and its subsidiaries, threatened action, suit or proceeding before or by any court or governmental agency or body alleging liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Parent or any of its subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location owned by the Parent or any subsidiary of the Parent, or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability would be required to be described in the Registration Statement under the Act, or (y) which alleged or potential liability would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)   None of the Parent or its subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which it makes or ever has made a contribution and in which any employee of it is or has ever been a participant. With respect to such plans, each of the Parent and its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. In addition, the Parent has caused (i) all pension schemes maintained by or for the benefit of any of its subsidiaries organized under the laws of England and Wales or any of its employees to be maintained and operated in all material respects in accordance with all applicable laws from time to time and (ii) all such pension schemes to be funded in accordance with the governing provisions of such schemes, except to the extent failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)   The subsidiaries listed on Schedule III attached hereto are the only significant subsidiaries of the Parent as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”).

(xxix)   The Parent and each of its subsidiaries own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and copyrights necessary to conduct the business described in the Final Prospectus, except where the failure to own or possess or have the ability to acquire any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Parent or its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyrights which, if such assertion of infringement or conflict were sustained, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxx)   None of the Issuer, the Parent or the Holdco Guarantors or their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, England and Wales or Bermuda.

(xxxi)   To ensure the legality, validity, enforceability and admissibility into evidence of each of this Agreement, the Securities and any other document to be furnished hereunder in Bermuda, it is not necessary that this Agreement, the Securities or such other document be filed or recorded with any court or other authority in Bermuda or any stamp or similar tax be paid in Bermuda on or in respect of this Agreement, the Securities or any such other document except that the Final Prospectus is required to be and has been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda.

(xxxii)   The Parent and the Holdco Guarantors have duly and irrevocably appointed William P. Bowden, Jr., Willis Group Holdings Limited, 7 Hanover Square, New York, New York, 10004, as its agent to receive service of process with respect to actions arising out of or in connection with (i) this Agreement; and (ii) violations of United States federal securities laws relating to offers and sales of the Securities.

(xxxiii)   Under Bermuda law and the law of England and Wales the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or England and Wales or subject to any taxation in Bermuda or England and Wales by reason only of the entry into, performance or enforcement of this Agreement to which they are a party or the transactions contemplated hereby. It is not necessary under Bermuda law or the law of England and Wales that the Underwriters be authorized, licensed, qualified or otherwise entitled to carry on business in Bermuda or England and Wales for their execution, delivery, performance or enforcement of this Agreement.

(xxxiv)   A final and conclusive judgment of a court located outside Bermuda against the Parent based upon this Agreement, the Securities or the Indenture, including the Guarantee of the Parent (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the federal and state courts of the Borough of Manhattan in New York City) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981), may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such court located outside Bermuda; provided that:

(1)   the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(2)   the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

(xxxv)   A judgment rendered by a court of the State of New York or a Federal court of the United States in relation to the Underwriting Agreement, the Securities or the Indenture, including the Guarantee of any Holdco Guarantor, for a final and conclusive judgment for debt or a definite sum of money will be recognized and enforced in England provided that the party against whom the judgment was given properly submitted to the jurisdiction of the courts of the State of New York or a Federal court of the United States (which had jurisdiction under its own laws) and none of the following circumstances apply:

(1)   the judgment was procured by fraud;

(2)   the judgment was given contrary to the rules of natural or substantial justice, for example where a defendant is deprived of notice of, or an adequate opportunity to take part in, the proceedings;

(3)   recognition of the judgment would be contrary to English public policy;

(4)   the judgment conflicts with an English judgment or a foreign judgment given earlier in time;

(5)   enforcement of the judgment would involve the enforcement of a foreign penal or revenue or other public law;

(6)   enforcement of the judgment would contravene the Protection of Trading Interests Act of 1980, section 5 of which precludes, among other things, the enforcement in the United Kingdom of any judgment given by a court of an overseas country which is a judgment for multiple damages which exceed the compensatory element of the judgment award; or

(7)   recognition or enforcement thereof would be contrary to the terms of the Administration of Justice Act 1920, the Foreign Judgments (Reciprocal Enforcement) Act 1933 or the Conventions.

Any certificate signed by any officer of the Issuer, of the Parent or of any Holdco Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, the Parent or the Holdco Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2.     Purchase and Sale.   (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to, and the Guarantors agree to cause the Issuer to, sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 99.270% of the principal amount of the 2010 Notes, plus accrued interest on the 2010 Notes from July 1, 2005 to the date of delivery, and 99.006% of the principal amount of the 2015 Notes, plus accrued interest on the 2015 Notes from July 1, 2005 to the date of delivery, the amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3.     Delivery and Payment.   Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on July 1, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Issuer, the Parent and the Holdco Guarantors or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by the Issuer to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.     Offering by Underwriters.   It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.     Agreements.   Each of the Issuer, the Parent and the Holdco Guarantors jointly and severally agree with the several Underwriters that:

(i)   The Parent will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Issuer or the Parent will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Parent has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Parent will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Parent will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Parent of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Parent will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Parent will (1) promptly notify the Representatives of any such event, (2) as soon as practicable, prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) thereafter, promptly supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(iii)   As soon as practicable, the Parent will make generally available to its security holders and to the Representatives an earnings statement or statements of the Parent and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(iv)   The Parent will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

(v)   The Issuer, the Parent and each Holdco Guarantor will cooperate with you and counsel for the Underwriters in connection with the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer, the Parent or any Holdco Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where it is not now so subject.

(vi)   The Issuer, the Parent and the Holdco Guarantors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(vii)   The Parent agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (8) one-half of the aircraft costs; and all other transportation and other expenses incurred by or on behalf of Parent representatives in connection with presentations to prospective purchasers of the Securities; (9) the fees and expenses of the Parent’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer, the Parent and the Holdco Guarantors; and (10) all other costs and expenses incurred by the Issuer, the Parent and the Holdco Guarantors that are incidental to the performance by the Issuer, the Parent and the Holdco Guarantors of their respective obligations hereunder.

6.     Conditions to the Obligations of the Underwriters.   The obligations of the Underwriters to purchase the Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer, the Parent and the Holdco Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer, the Parent and the Holdco Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer, the Parent and the Holdco Guarantors of their respective obligations hereunder and to the following additional conditions:

(a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)   The Issuer shall have requested and caused Sullivan & Cromwell LLP, U.S. counsel for the Parent, to have furnished to the Representatives their opinion or opinions, dated the Closing Date and addressed to the Representatives, in the form or forms set forth on Annex A hereto.

(c)   The Parent shall have requested and caused Appleby Spurling Hunter, Bermuda counsel for the Parent, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex C hereto.

(d)   Oliver Goodinge, Esq., the Parent’s Assistant General Counsel, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex D hereto.

(e)   Mary E. Caiazzo, the Issuer’s General Counsel, shall have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex E hereto.

(f)   The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer, the Parent and the Holdco Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)   The Parent shall have furnished to the Representatives a certificate signed by Thomas Colraine and Mary E. Caiazzo, Esq., dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i)   the representations and warranties of the Parent, the Issuer and the Holdco Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Parent, the Issuer and the Holdco Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)   no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Parent or the Issuer, threatened; and

(iii)   since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no event or development that has had, or that would reasonably be expected to have, a Material Adverse Effect.

(h)   The Parent shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

(i)   in their opinion the audited consolidated financial statements and financial statement schedule included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii)   on the basis of a reading of the latest unaudited financial statements made available by the Parent and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial statements for the three-month period ended March 31, 2005; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit committees of the Parent and the Subsidiaries; and inquiries of certain officials of the Parent who have responsibility for financial and accounting matters of the Parent and its subsidiaries as to transactions and events subsequent to March 31, 2005;

(1)   nothing came to their attention which caused them to believe that any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-3; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Final Prospectus;

(2)   with respect to the period from April 1, 2005 to June 24, 2005, nothing came to their attention which caused them to believe that there were any change, in the total long-term debt of the Parent and its subsidiaries or capital stock of the Parent or decreases in the consolidated net assets of the Parent or in the total stockholders’ equity of the Parent as compared with the amounts shown on the March 31, 2005 unaudited consolidated balance sheet included in the Registration Statement and the Final Prospectus, or for the period from April 1, 2005 to June 24, 2005 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, net income, operating income or basic and diluted net earnings per share, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Parent as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3)   nothing came to their attention which caused them to believe that the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii)   they have performed certain other specified procedures with respect to certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Parent and its subsidiaries) set forth in the Registration Statement and the Final Prospectus that has previously been identified to you.

References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

(i)   Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development that can be expected to have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Parent and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(j)   Prior to the Closing Date, the Issuer, the Parent and the Holdco Guarantors shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

(k)   Subsequent to the Execution Time, there shall not have been any decrease in the rating of debt securities of the Parent or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019-7475 on the Closing Date.

7.     Reimbursement of Underwriters’ Expenses.   If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Issuer, the Parent or of any of the Holdco Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer, the Parent and the Holdco Guarantors will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand accompanied by reasonable supporting documentation for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.     Indemnification and Contribution.   (a)  Each of the Issuer, the Parent and the Holdco Guarantors jointly and severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other foreign, federal, state or statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer, the Parent and the Holdco Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Parent by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information is that described in Section 8(c) hereof; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (i) the Parent had previously furnished copies of the Final Prospectus to the Representatives, (ii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus and (iii) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Issuer, the Parent  and the Holdco Guarantors may otherwise have.

(b)   Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, the Parent and the Holdco Guarantors, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Issuer, the Parent or the Holdco Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer, the Parent and the Holdco Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer, the Parent and the Holdco Guarantors acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the third paragraph relating to concessions and reallowances, (iii) the fifth, sixth and seventh paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and (iv) the eleventh paragraph relating to electronic prospectuses and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

(c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Parent and the Holdco Guarantors and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer, the Parent and the Holdco Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Parent and the Holdco Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Parent and the Holdco Guarantors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer, the Parent and the Holdco Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer, the Parent and the Holdco Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer, the Parent and the Holdco Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Parent and the Holdco Guarantors on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer, the Parent or any of the Holdco Guarantors within the meaning of either the Act or the Exchange Act, each officer of the Issuer, the Parent or any of the Holdco Guarantors who shall have signed the Registration Statement and each director of the Issuer, Parent or any Holdco Guarantor shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)   The Issuer, the Parent and the Holdco Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any failure or alleged failure by the Parent to comply with the terms of the Consortium Registration Rights Agreement, the Profit Sharing Registration Rights Agreement or the Management Registration Rights Agreement in connection with the transactions contemplated by this Agreement.

9.     Default by an Underwriter.   If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this

Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Issuer, the Parent or the Holdco Guarantors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Parent and the Holdco Guarantors and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.   Termination.   This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Parent prior to delivery of and payment for the Securities, if (a) at any time subsequent to the execution and delivery of this Agreement and prior to such time (i) trading in the Parent’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the United Kingdom of a national emergency or war, or other calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iii), the effect of such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.   Representations and Indemnities to Survive.   The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Parent and the Holdco Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer, the Parent and the Holdco Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

12.   Notices.   All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and to J.P. Morgan Securities Inc., at 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk; if sent to the Issuer, will be mailed, delivered or telefaxed to (212) 804 0555 and confirmed to it at 7 Hanover Square, New York, New York, 10004, Attention: Corporate Secretary.

13.   Successors.   This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.   Applicable Law.   This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each of the Issuer, the Parent and the Holdco Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.   Counterparts.   This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.   Headings.   The section headings used herein are for convenience only and shall not affect the construction hereof.

17.   Definitions.   The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a)(i) above contained in the Registration Statement at the Effective Date including any Preliminary Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a)(i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Senior Credit Facility” shall mean the Credit Agreement, dated as of December 4, 2003, among Willis North America Inc., as borrower, Willis Group Holdings Limited, the lenders thereunder and Banc of America Securities Limited, as administrative agent.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantors and the several Underwriters.

Very truly yours,
WILLIS NORTH AMERICA INC.
by	/s/ MARY E. CAIAZZO
	Name:	Mary E. Caiazzo
	Title:	General Counsel and Senior Vice
President
WILLIS GROUP HOLDINGS LIMITED
by	/s/ THOMAS COLRAINE
	Name:	Thomas Colraine
	Title:	Chief Financial Officer
WILLIS GROUP LIMITED
by	/s/ THOMAS COLRAINE
	Name:	Thomas Colraine
	Title:	Chief Financial Officer
TA I LIMITED
by	/s/ THOMAS COLRAINE
	Name:	Thomas Colraine
	Title:	Chief Financial Officer
TA II LIMITED
by	/s/ THOMAS COLRAINE
	Name:	Thomas Colraine
	Title:	Chief Financial Officer
TA III LIMITED
by	/s/ THOMAS COLRAINE
	Name:	Thomas Colraine
	Title:	Chief Financial Officer
TRINITY ACQUISITION LIMITED
by	/s/ THOMAS COLRAINE
	Name:	Thomas Colraine
	Title:	Chief Financial Officer
TA IV LIMITED
by	/s/ THOMAS COLRAINE
	Name:	Thomas Colraine
	Title:	Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES INC.
by	CITIGROUP GLOBAL MARKETS INC.
By	/s/ RICHARD SPIRO
	Name:	Richard Spiro
	Title:	Managing Director

by	J.P. MORGAN SECURITIES INC.
By	/s/ ROBERT BOTTAMEDI
	Name:	Robert Bottamedi
	Title:	Vice President

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Aggregate Principal Amount of 2010 Notes to be Purchased	Aggregate Principal Amount of 2015 Notes to be Purchased
Citigroup Global Markets Inc.	$87,500,000	$122,500,000
J.P. Morgan Securities Inc.	87,500,000	122,500,000
Greenwich Capital Markets, Inc.	11,250,000	15,750,000
Banc of America Securities LLC	8,437,500	11,812,500
Credit Suisse First Boston LLC	8,437,500	11,812,500
Lehman Brothers Inc.	8,437,500	11,812,500
UBS Securities LLC	8,437,500	11,812,500
ABN AMRO Incorporated	5,000,000	7,000,000
Barclays Capital Inc.	5,000,000	7,000,000
Comerica Securities, Inc.	5,000,000	7,000,000
ING Financial Markets LLC	5,000,000	7,000,000
Lloyds TSB Bank plc	5,000,000	7,000,000
SunTrust Capital Markets, Inc.	5,000,000	7,000,000
Total:	$250,000,000	$350,000,000

SCHEDULE II

Company Name	Percentage Owned
C Wuppesahl Finanzversicherungsmakler GmbH	74.5
Venture Reinsurance Company Limited	90
Willis SA	60
Willis Correa Insurance Services S.A.	80
Willis Colombia Corredores de Seguros S.A.	51
Willis Kft	80
Consorzio Padova 55	65
Willis Agente de Seguros y Fianzas, S.A. de C.V.	51
Rontarca-Prima Consultores C.A.	51
Rontarca Prima, Willis, C.A.	51
Plan Administrativo Rontarca Salud, C.A.	51
Asesor Auto 911, C.A.	51
C.A. Prima	51
Willis New Zealand Limited	99
Willis AS	50.1
Willis South Africa (Pty) Limited	72
Willis Iberia Correduria de Seguros y Reaseguros SA	84.59
Willis Corretores de Seguros SA	84.53
Claim Management Administrator, S.L.	66.83
Willis Galicia Correduria de Seguros y Reaseguros S.A.	84.59
Willis Global Financial & Executive Risks AB	91.91
Willis AB	86.73
Willis EB AB	86.73
Herzfeld Willis SA	60
Willis Andal Correduria de Seguros y Reaseguros SA	84.59
Willis S & C c Correduria de Seguros y Reaseguros SA	84.59

SCHEDULE III

Significant Subsidiaries:

Willis Group Limited
Willis Limited
Willis North America Inc.
Willis Faber Limited

Annex A-I

Form of Sullivan & Cromwell LLP Opinion:

1.     the Indenture has been duly authorized, executed and delivered by the Issuer and, assuming the Indenture has been duly authorized, executed and delivered by the Parent insofar as the laws of Bermuda are concerned, and, assuming the Indenture has been duly authorized, executed and delivered by each Holdco Guarantor insofar as the laws of England and Wales are concerned, the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of each of the Issuer and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

2.     the Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

3.     all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Issuer, the Parent and each Holdco Guarantor under the Federal laws of the United States and the laws of the State of New York and, with respect to the Issuer, the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Securities by the Issuer to the Representatives of the Underwriters have been obtained or made;

4.     assuming that the Guarantee of the Parent has been duly authorized, executed and delivered by the Parent insofar as the laws of Bermuda are concerned and the Guarantees of each Holdco Guarantor have been duly authorized, executed and delivered by each Holdco Guarantor insofar as the laws of England and Wales are concerned, upon due execution, authentication and delivery of the Securities, the Guarantees constitute valid and legally binding obligations of each Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

5.     the performance by the Issuer, the Parent and each Holdco Guarantor of their obligations under the Indenture, the Underwriting Agreement and the Guarantees and the performance by the Issuer of its obligations under the Securities will not (i) result in a default under or breach of the Credit Agreement dated as of December 4, 2003, among the Issuer, the Parent and the other parties named therein or (ii) violate any Federal Law of the United States or the laws of the State of New York or Delaware applicable to the Issuer; provided, however, that, for the purposes of this paragraph (5), such counsel may state that they express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, antitrust or commodities laws or the Employee Retirement Income Security Act of 1974 and related laws; and provided, further, that such counsel may state that they express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or with respect to any provision of such agreement purporting to require indemnification of, or contribution to, the losses, damages, claims, expenses or liability of any person;

6.     the Underwriting Agreement has been duly authorized, executed and delivered by the Issuer; and

7.     neither the Issuer nor any of the Guarantors is an “investment company” or a company “controlled” by an “investment company” required to be registered under the Investment Company Act of 1940.

8.     in rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of

Delaware. Such counsel may also state that, with the approval of the Representatives of the Underwriters, they have assumed that (i) the Parent has been duly organized and is an existing corporation in good standing under the laws of Bermuda; (ii) each of the Holdco Guarantors has been duly organized under the laws of England and Wales; (iii) any document referred to in such opinion as executed and delivered by the Parent is a valid and legally binding agreement insofar as the laws of Bermuda are concerned; and (iv) any document referred to in such opinion as executed and delivered by the Holdco Guarantors is a valid and legally binding agreement insofar as the laws of England and Wales are concerned.

Such counsel may also state that, with the approval of the Representatives of the Underwriters, they have relied as to certain matters upon information obtained from public officials, officers of the Issuer and other sources believed by such counsel to be responsible, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by such counsel, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by such counsel are genuine, assumptions which such counsel has not independently verified.

Annex A-II

Form of Sullivan & Cromwell LLP, Opinion:

As counsel to the Issuer and the Guarantors, such counsel reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement and participated in discussions with Representatives of the Underwriters and those of the Issuer and the Guarantors, their accountants and Bermudan counsel to Parent, and reviewed opinions addressed to such Representatives from the Issuer’s Bermudan counsel regarding certain portions of the Basic Prospectus and Prospectus Supplement; on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Act, they confirm to such Representatives that, in their opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of their review of the Registration Statement and Basic Prospectus, as supplemented by the Prospectus Supplement, has caused such counsel to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel do not know of any litigation or any governmental proceeding instituted or threatened against the Issuer, the Guarantors or any of their respective consolidated subsidiaries that would be required to be disclosed in the Basic Prospectus, as supplemented by the Prospectus Supplement, and is not so disclosed, and do not know of any documents that are required to be filed as exhibits or any documents that are required to be summarized in the Prospectus, as so supplemented, and are not so summarized. Such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement except for those made under the caption “Description of Notes,” and “Certain Income Tax Consequences” in the Prospectus Supplement insofar as they relate to provisions of documents or of United States Federal tax law therein described; that such counsel may state that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement, as to the report of management’s attestation of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Basic Prospectus or the Prospectus Supplement, or as to the statement of the eligibility and qualification of the Trustee, that their letter is furnished as counsel to the Issuer to the Representatives of the Underwriters and is solely for the benefit of the Underwriters in their capacity as such and may not be relied on by any other person; and that their letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of securities.

Annex C

Form of Appleby Spurling Hunter Opinion:

(1)                Willis Group Holdings Limited (the “Company”) is an exempted company incorporated with limited liability and existing under the laws of Bermuda. It has been duly organized, is validly existing and in good standing under the laws of Bermuda, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus (as defined in such opinion).

(2)                All necessary corporate action required to have been taken by the Parent in connection with the original issuance by the Parent of the Parent Guarantee (as defined in such opinion), pursuant to Bermuda law, has been taken by or on behalf of the Parent, and all necessary approvals of governmental authorities in Bermuda were duly obtained for the original issuance by the Parent of the Parent Guarantee.

(3)                The Indenture has been duly authorised and executed by the Company.

(4)                The Underwriting Agreement has been duly authorised and executed by the Company.

(5)                The execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture (together, the “Subject Documents”), as applicable, the transactions contemplated thereby, as applicable, does not and will not result in the imposition of any lien, charge or encumbrance upon any assets of the Company in Bermuda, or violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda, or (ii) the Certificate of Incorporation or Memorandum of Association and By-Laws adopted for the Company (collectively, the “Constitutional Documents”).

(6)                Subject to the procedure on enforcement of foreign judgments outlined in paragraph 12 of such opinion, and except as provided in this paragraph, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority, court or regulatory body of Bermuda is required to be obtained in connection with the execution, delivery or performance by the Company of the Subject Documents, as applicable, the transactions contemplated thereby, as applicable, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company of the Subject Documents, as applicable, and the transactions contemplated thereby, except that the Final Prospectus is required to be filed with the Registrar of Companies in Bermuda pursuant to the requirements of Part III of the Companies Act 1981.

(7)                Neither the Company nor any of its properties or assets enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever, or from enforcement, execution or attachment in respect of its obligations under the Subject Documents, as applicable.

(8)                Save as provided in paragraph 6 above, to ensure the legality, validity, enforceability and admissibility into evidence of each of the Subject Documents, as applicable, it is not necessary that any of the Subject Documents be filed or recorded with any court or authority in Bermuda or any stamp or similar tax be paid in Bermuda on or in respect of any of the Subject Documents.

(9)                The transactions contemplated by the Subject Documents, as applicable, are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Subject Documents, as applicable, or any payment by the Company in respect of the Parent Guarantee.

(10)         The Company has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company. There are, subject as otherwise provided in such opinion, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Subject Documents, as applicable, or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder or any payment by the Company in respect of the Parent Guarantee.

(11)         The statements in or incorporated into the Final Prospectus under the heading “Certain Income Tax Consequences—Bermuda Taxation” insofar as they purport to describe the provisions of the Constitutional Documents or the laws of Bermuda referred to therein, are accurate and correct in all material respects.

(12)         Under Bermuda law the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of the Subject Documents to which they are parties or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters be authorised, licensed, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of the Subject Documents.

(13)         A final and conclusive judgment of a foreign court against the Company based upon the Subject Documents (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the federal and state courts located in the Borough of Manhattan in New York City) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court’s judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, such counsel would expect such proceedings to be successful provided that:

(A)              the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(B)               the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

(14)         Based solely upon the search of all entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, and the search of all entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda:

(i)             no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or against or affecting any of its properties, rights, revenues or assets; and

(ii)         no notice to the Registrar of Companies in Bermuda of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or application to reorganize its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court of Bermuda.

Annex D

Form of Oliver Goodinge, Esq. Opinion:

1.                 Except as otherwise set forth in the Final Prospectus (as defined in such opinion), each of the subsidiaries of Willis Group Holdings Limited (the “Parent”) that is incorporated under the laws of England and Wales (a “U.K. Subsidiary”) has been duly incorporated and is validly existing and in good standing under the laws of England and Wales, with full power and authority under its Memorandum of Association to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus.

2.                 Except as otherwise set forth in the Final Prospectus, all issued shares of the U.K. Subsidiaries are owned by the Parent either directly or through wholly owned subsidiaries free and clear of any legal charges registered at the Companies Registry in the United Kingdom.

3.                 Each Holdco Guarantor has duly authorized the execution and delivery of the Underwriting Agreement (as defined in such opinion) and the Indenture and all performance by such Holdco Guarantor thereunder.

4.                 The Indenture has been duly authorized, executed and delivered by each Holdco Guarantor.

5.                 The execution, delivery and performance by the Parent and each of the Holdco Guarantors of the Underwriting Agreement and the Indenture and the issuance of the Guarantees by each Holdco Guarantor (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any U.K. Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Parent or any of its U.K. Subsidiaries is a party or to which any of them or their respective properties or assets is subject, known to such counsel after reasonable investigation, (B) will not violate any law, ordinance, governmental rule, regulation or court order, judgment or decree to which it or its property or assets may be subject or (C) will not violate the Memorandum and Articles of Association of any of the U.K. Subsidiaries, which, in the case of (A), (B) and (C), would reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement).

6.                 No consent, approval, authorization, filing with or order of any court or governmental agency or body (including self-regulatory organizations) of the United Kingdom or any political subdivision thereof is required in connection with the execution, delivery and performance of the Underwriting Agreement.

7.                 To such counsel’s knowledge as of the date of such opinion letter, except as disclosed in the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened, to which the Parent or any U.K. Subsidiary is or may be a party or to which the business or property of the Parent or any U.K. Subsidiary is or may be subject and (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Issuer or any U.K. Subsidiary is or may be subject, issued and outstanding that, in the case of clauses (i) and (ii) above (x) could reasonably be expected to have a Material Adverse Effect or (y) seeks to restrain, enjoin, interfere with, or would reasonably be expected to adversely affect in any material respect, the performance by the Parent of the Underwriting Agreement or the consummation of the transactions contemplated thereby.

8.                 No U.K. Subsidiary is (A) in violation of its charter or by-laws (or similar organizational documents), (B) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to

D-1

which such subsidiary is a party or by which it is bound or to which any of its property or assets is subject, known to such counsel after reasonable investigation or (C) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which, in the case of (A), (B) or (C), would reasonably be expected to have a Material Adverse Effect.

9.                 The statements included in the Final Prospectus under the headings, “Risk Factors—Risks Related to Our Business and the Insurance Industry—We are subject to a number of investigations and legal proceedings concerning contingent compensation and bidding practices which, if determined unfavorably to us, could adversely affect our financial results,” “Business—Regulation,” and “Business—Legal Proceedings,” insofar as such statements summarize U.K. legal matters, agreements, documents or  proceedings discussed therein, are accurate and fair summaries in all material respects of such U.K. legal matters, agreements, documents or proceedings.

10.          Under the current practice of English Courts, the Underwriters would be entitled to commence proceedings as claimants in the English courts against any Holdco Guarantor, subject as is provided below, without any restrictions on such entitlement which are not generally applicable to a resident of the United Kingdom, a British subject or a company incorporated in the United Kingdom; any action brought against the Parent in the English courts would be subject to the rules and procedures of the English courts, including the power of an English court, at its discretion, to order a claimant in an action, being a party who is not ordinarily resident in some part of the United Kingdom, to provide security for costs.

11.          A judgment rendered by a court of the State of New York or a Federal court of the United States in relation to the Underwriting Agreement, the Securities or the Indenture, including the Guarantee of any Holdco Guarantor, for a final and conclusive judgment for debt or a definite sum of money ought to be recognized and enforced in England provided that the party against whom the judgment was given properly submitted to the jurisdiction of the courts of the State of New York or a Federal court of the United States (which had jurisdiction under its own laws) and none of the following circumstances apply:

(i)            the judgment was procured by fraud;

(ii)        the judgment was given contrary to the rules of natural or substantial justice, for example where a defendant is deprived of notice of, or an adequate opportunity to take part in, the proceedings;

(iii)    recognition of the judgment would be contrary to English public policy;

(iv)      the judgment conflicts with an English judgment or a foreign judgment given earlier in time;

(v)          enforcement of the judgment would involve the enforcement of a foreign penal or revenue or other public law;

(vi)      enforcement of the judgment would contravene the Protection of Trading Interests Act of 1980, section 5 of which precludes, among other things, the enforcement in the United Kingdom of any judgment given by a court of an overseas country which is a judgment for multiple damages which exceed the compensatory element of the judgment award; or

(vii)  recognition or enforcement thereof would be contrary to the terms of the Administration of Justice Act 1920, the Foreign Judgments (Reciprocal Enforcement) Act 1933 or the Conventions.

D-2

Annex E

Form of Mary E. Caiazzo Opinion:

1.                 Willis North America Inc. (the “Issuer”), a subsidiary of Willis Group Holdings Limited (the “Parent”), has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect (as defined in the Underwriting Agreement).

2.                 All the outstanding equity interests of the Issuer have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus (as defined in such opinion) in connection with the Senior Credit Facility (as defined in the Underwriting Agreement), all outstanding shares of capital stock of the Issuer are owned by the Parent either directly or indirectly free and clear of any perfected security interest and, to the knowledge of such counsel, after reasonable investigation, any other security interest, claim, lien or encumbrance.

3.                 The execution, delivery and performance by the Issuer of the Underwriting Agreement, the Indenture and the Securities (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries organized under the laws of the United States (a “U.S. Subsidiary”) pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any U.S. Subsidiary is a party or to which any of them or their respective properties or assets is subject, known to such counsel after reasonable investigation or (B) will not violate the Restated Certificate of Incorporation, as amended, or By-laws, as amended, of the Issuer which, in the case of (A), would reasonably be expected to have a Material Adverse Effect.

4.                 To such counsel’s knowledge (after reasonable investigation) as of the date of such opinion, except as disclosed in the Final Prospectus, there is (i) no action, suit, proceeding or similar action before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened to which the Issuer or any U.S. Subsidiary is or may be a party or to which the business or property of the Issuer or any U.S. Subsidiary is or may be subject and (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Issuer or any U.S. Subsidiary is or may be subject, issued and outstanding that, in the case of clauses (i) and (ii) above (x) would reasonably be expected to have a Material Adverse Effect; or (y) would in any manner invalidate any material provisions of the Underwriting Agreement.

5.                 Neither the Issuer nor any U.S. Subsidiary is (A) in violation of its charter or by-laws (or similar organizational documents), (B) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, known to such counsel after reasonable investigation or (C) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which, in the case of (A) insofar it relates to the charter or by-laws of any U.S. Subsidiary or the by-laws of the Issuer, (B) or (C), would reasonably be expected to have a Material Adverse Effect.

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6.                 The statements included in the Final Prospectus under the headings “Risk Factors—Risks Related to Our Business and the Insurance Industry—We are subject to a number of investigations and legal proceedings concerning contingent compensation and bidding practices which, if determined unfavorably to us, could adversely affect our financial results,” “Business—Regulation,” and “Business—Legal Proceedings,” insofar as such matters summarize U.S. legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such U.S. legal matters, agreements, documents or proceedings.

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